UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2016 (August 31, 2016)

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21211 Nordhoff Street,
Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Capstone Turbine Corporation (the “Company”) was held on August 31, 2016 at the Company’s corporate offices located at 21211 Nordhoff Street, Chatsworth, California 91311. The stockholders voted as follows on the matters described below.

Proposal 1: Election of Directors.

Director	Votes For	Votes Withheld	Broker Non-Votes
Gary D. Simon	3,716,246	1,337,307	15,319,063
Richard K. Atkinson	3,809,909	1,243,644	15,319,063
Paul DeWeese	4,022,347	1,031,206	15,319,063
Darren R. Jamison	3,819,358	1,234,195	15,319,063
Noam Lotan	3,805,071	1,248,482	15,319,063
Gary J. Mayo	3,702,263	1,351,290	15,319,063
Eliot G. Protsch	3,848,167	1,205,386	15,319,063
Holly A. Van Deursen	3,826,329	1,227,224	15,319,063

Each of the individuals listed above was elected as a director of the Company to serve until the next annual meeting or until his or her successor is elected and qualified.

Proposal 2: Advisory vote on the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
3,166,618	1,648,585	238,350	15,319,063

Proposal 3: Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2017.

Votes For	Votes Against	Votes Abstain
18,357,797	1,411,981	602,838

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: September 1, 2016	By:	/s/ JAYME L. BROOKS
Jayme L. Brooks
Chief Financial Officer and Chief Accounting Officer